SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 15, 2009

Habersham Bancorp
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-13153	58-1563165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 1980
Historic Highway 441 North,
Cornelia, GA 30531
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	(706) 778-1000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2009, Habersham Bancorp (the “Company”) received a written notice from the Listing Qualifications Staff of The Nasdaq Stock Market (the “Staff”) notifying the Company that it fails to comply with Nasdaq’s Marketplace Rule 5450(b)(1)(C) (the “Rule”) because its market value of publicly held shares (“MVPHS”), over the last 30 consecutive trading days, fell below the minimum $5,000,000 requirement for continued listing.  In accordance with Marketplace Rule 5810(c)(3)(D), the Company will be provided 90 calendar days, or until December 14, 2009, to regain compliance.  If at any time before December 14, 2009, the MVPHS of the Company’s common stock is $5,000,000 or greater for a minimum of 10 consecutive business days, the Staff will send written notification stating that the Company has achieved compliance with the Rule. If compliance with the rule cannot be demonstrated by December 14, 2009, the Staff will provide written notice that the Company’s common stock will be delisted.

The Company cannot predict whether it will achieve compliance with the Rule by the stated deadline.  As a result, it is considering potential alternatives for the listing of its common stock, including submission of an application for transfer to the Nasdaq Capital Market or the Over-the-Counter Bulletin Board.  The Company has not yet made a determination in that regard.

The Company issued a press release on September 18, 2009 that disclosed its receipt of this notice from the Staff.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press release dated September18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HABERSHAM BANCORP

Date: September 18, 2009	By:	/s/ Annette Banks
Annette Banks
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

99.1	Press release dated September18, 2009.